Exhibit 99.1

Y-mAbs Announces First Quarter 2019 Financial Results and Recent Corporate Developments

New York, NY, May 10, 2019 (GLOBE NEWSWIRE) — Y-mAbs Therapeutics, Inc. (the “Company” or “Y-mAbs”) (Nasdaq:YMAB) a late-stage clinical biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic products for the treatment of cancer, today reported financial results for the first quarter of 2019.

“We believe Y-mAbs is adapting very well to its new role as a public company, and we are very pleased with our first quarter financial results, especially seen in conjunction with our clinical progress moving closer to our expected target of being able to file BLAs for both of our two lead pediatric drug candidates, naxitamab and omburtamab in 2019. These are exciting times for Y-mAbs,” stated Thomas Gad, Founder, President and Head of Business Development and Strategy.

Dr. Moller, Chief Executive Officer continued, “We believe we have achieved the planned clinical progress with both the naxitamab and omburtamab trials during the first quarter of 2019 and we are confident that we can expect to complete the recruitment of patients for these pivotal trials for both compounds by mid 2019. We are excited to move these two antibody compounds forward to registration, and we have also initiated treatment of patients with our bispecific GD2xCD3 antibody. We believe this underlines our position as a leader in pediatric oncology and as a company focused on rapidly developing therapies to extend and enhance the lives of those living with rare pediatrics cancers.”

First Quarter 2019 Financial Results

Y-mAbs reported a net loss of $15.9 million, or $0.47 per basic and diluted share, for the first quarter of 2019, compared to a net loss of $7.5 million, or $0.28 per basic and diluted share, for the first quarter of 2018.

Cost and Operating Expenses

Research and Development

Research and development expenses were $12.5 million for the quarter ended March 31, 2019, compared to $6.2 million for the corresponding period of 2018, an increase of $6.3 million. The increase in research and development expenses primarily reflects the following:

•                  $4.3 million increase in outsourced manufacturing for our lead product candidates, naxitamab and omburtamab

•                  $1.3 million increase in outsourced research and supplies to support expanding development activities

•                  $0.8 million increase in personnel costs

General and Administration

General and administrative expenses were $3.7 million for the quarter ended March 31, 2019, compared to $1.3 million for the same period of 2018, an increase of $2.4 million. Such increase in general and administrative expenses was primarily reflects the following expenses:

•                  $1.4 million increase in personnel costs

•                  $0.3 million increase in commercial infrastructure

Cash and Cash Equivalents

The Company had approximately $134.2 million in cash and cash equivalents as of March 31, 2019 compared to $147.8 million as of December 31, 2018. The decrease of $13.6 million was primarily attributable to the increased costs of operation.

About Y-mAbs

Y-mAbs is a late-stage clinical biopharmaceutical company focused on the development and commercialization of novel, antibody-based therapeutic products for the treatment of cancer. The Company has a broad and advanced product pipeline, including two pivotal-stage product candidates—naxitamab and omburtamab—which target tumors that express GD2 and B7-H3, respectively.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our business model and development and commercialization plans; current and future clinical and pre-clinical studies and our research and development programs; regulatory, marketing and reimbursement approvals; rate and degree of market acceptance and clinical utility as well as pricing and reimbursement levels; retaining and hiring key employees; our commercialization, marketing and manufacturing capabilities and strategy; our intellectual property position and strategy; additional product candidates and technologies; collaborations or strategic partnerships and the potential benefits thereof; expectations related to the use of our cash and cash equivalents, and the need for, timing and amount of any future financing transaction; our financial performance, including our estimates regarding revenues, expenses, capital expenditure requirements; developments relating to our competitors and our industry; and other statements that are not historical facts. Words such as ‘‘anticipate,’’ ‘‘believe,’’ “contemplate,” ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘should,’’ ‘‘target,’’ “will”, ‘‘would’’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Our product candidates and related technologies are novel approaches to cancer treatment that present significant challenges. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors, including but not limited to: risks associated with our financial condition and need for additional capital; risks associated with our development work; cost and success of our product development activities and clinical trials; the risks of delay or failure to receive approval of our drug candidates; the risks related to commercializing any approved pharmaceutical product including the rate and degree of market acceptance of our product candidates; development of our sales and marketing capabilities and risks associated with failure to obtain sufficient reimbursement for our products; the risks related to our dependence on third parties including for conduct of clinical testing and product manufacture; our inability to enter into partnerships; the risks related to government regulation; risks related to market approval, risks associated with protection of our intellectual property rights; risks related to employee matters and managing growth; risks related to our common stock and other risks and uncertainties affecting the Company including those described in the “Risk Factors” section included in our Annual Report on Form 10-K and in our other SEC filings. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Y-MABS THERAPEUTICS, INC.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share data)

	March 31, 2019	December 31, 2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$134,245	$147,840
Restricted cash	30	31
Other current assets	2,759	3,661
Total current assets	137,034	151,532
Property and equipment, net	400	205
Operating lease right-of-use lease assets	2,320	—
Other assets	243	187
TOTAL ASSETS	$139,997	$151,924

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Accounts payable	5,907	$5,872
Accrued liabilities	3,877	3,251
Lease obligations	517	—
Total current liabilities	10,301	9,123
Accrued milestone and royalty payments	2,050	2,050
Lease obligations	2,133	—
Other liabilities	—	224
TOTAL LIABILITIES	14,484	11,397

STOCKHOLDERS’ EQUITY
Preferred stock $0.0001 par value, 5,500,000 shares authorized at March 31, 2019 and December 31, 2018; none issued at March 31, 2019 and December 31, 2018	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized at March 31, 2019 and December 31, 2018; 34,193,666 shares issued at March 31, 2019 and December 31, 2018	3	3
Additional paid in capital	226,216	225,352
Accumulated other comprehensive income	63	7
Accumulated deficit	(100,769)	(84,835)
TOTAL STOCKHOLDERS’ EQUITY	125,513	140,527
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$139,997	$151,924

Y-MABS THERAPEUTICS, INC.

Consolidated Statements of Comprehensive Loss

(unaudited)

(In thousands, except share and per share data)

	For The Three Months Ended March 31, 2019	For The Three Months Ended March 31, 2018
OPERATING EXPENSES
Research and development	$12,511	$6,204
General and administrative	3,742	1,275
Total operating expenses	16,253	7,479
Loss from operations	(16,253)	(7,479)

OTHER INCOME/(EXPENSES)
Other income/(expenses)	319	(4)
NET LOSS	$(15,934)	$(7,483)

Other comprehensive income/(loss)
Foreign currency translation	56	3
COMPREHENSIVE LOSS	$(15,878)	$(7,480)

Net loss per share attributable to common stockholders, basic and diluted	$(0.47)	$(0.28)
Weighted average common shares outstanding, basic and diluted	34,193,666	26,749,666

Contact:

Y-mAbs Therapeutics, Inc.

230 Park Avenue, Suite 3350

New York, NY 10169

USA

+1 646 885 8505

E-mail: info@ymabs.com